Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Talend, Inc. (the “Company”), Talend S.A., a French société anonyme registered with the French Trade and Companies Registry under number 484 175 252 (“Parent”), and Laurent Bride (“Employee”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Employee was employed by the Company and by Parent;
WHEREAS, Employee previously was granted equity awards to acquire ordinary shares of Parent (each, an “Equity Award”) pursuant to the terms and conditions of the applicable Parent equity plan and award agreement under which such Equity Award was granted (the “Equity Agreements”);

WHEREAS, Employee resigned from his employment with and from his position as an officer of the Company and Parent effective October 2, 2020 (the “Termination Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company, Parent, and any of the other Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company and Parent.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Parties hereby agree as follows:

COVENANTS

1.    Consideration.

a.    Payment. The Company shall pay Employee one year of his base salary in the amount of Four Hundred and Thirty Thousand Dollars ($430,000), less applicable withholdings. Such payment will be made in installments following the Company’s regular payroll schedule. The first installment payment will be made on the first regular payroll date following the Effective Date of this Agreement, with the entire sum to be paid in full no later than March 15, 2021, subject to any payment delay set forth in Section 20.

b.    Bonus. The Company shall pay Employee an amount equal to the remaining pro-rata (until the Termination Date) portion of Employee’s target annual bonus for calendar year 2020, in the amount of Seventeen Thousand, Two Hundred Dollars ($17,200), less applicable withholdings. Such bonus payment will be paid to Employee in one lump sum no later than March 15, 2021, subject to any payment delay set forth in Section 20.

c.    COBRA. Provided that Employee timely elects and pays for COBRA coverage, the Company shall reimburse Employee for the premium payments Employee makes for COBRA coverage for Employee and his eligible dependents until the earliest of the date (i) that is (12) months following the Termination Date, (ii) on which Employee and his eligible dependents become covered under similar plans; and (iii) on which Employee and his eligible dependents, as applicable, cease to be eligible for coverage under COBRA. Such COBRA reimbursements shall be made by the Company to Employee consistent with the Company’s normal expense reimbursement policy, and require Employee to submit documentation to the Company substantiating Employee’s premium payments for COBRA coverage.

d.    Equity Vesting.  Employee will continue to vest in the unvested portion of each Equity Award that otherwise is scheduled to vest through March 15, 2021 under the existing terms of the Equity Agreements had Employee continued to be employed with the Company through such each date, with the vesting and settlement to occur on the same future vesting dates as set forth in the applicable Equity Agreement, subject to any delay that may be required under Section 20.

e.    Relocation Expenses. The Company shall reimburse Employee’s expenses to relocate himself and his family to France by providing Employee with a payment of Thirty Thousand Dollars ($30,000), less applicable withholdings. Such payment shall be made by the Company to Employee in one lump sum by March 31, 2021.

f.    One-time Payment. The Company shall provide Employee with a cash payment equal to an additional three months of his base salary in the amount of One Hundred and Seven Thousand, Five Hundred Dollars ($107,500), less applicable withholdings. Such payment will be made to Employee in one lump sum within sixty (60) days after the Termination Date.

g.    Laptop. The Company shall permit Employee to permanently retain the Company- issued laptop he was provided in connection with his employment with the Company, following the return by the Employee of all Company property pursuant to Section 10.b. below.

h.    Acknowledgement. Employee acknowledges that without this Agreement, Employee is otherwise not entitled to the consideration listed in this Section 1.

2.    Equity Awards. The Parties agree that, after taking into account the continued vesting provision set forth in Section 1.d. above with respect to each of Employee’s outstanding Equity Awards, Employee will be considered to have vested only up through March 15, 2021, and that any unvested portion of outstanding Equity Awards that otherwise is scheduled to vest after March 15, 2021 under the Equity Agreements will immediately be forfeited as of the Termination Date. The Equity Awards, including the exercise terms with respect to any Equity Awards that are vested options, shall continue to be governed by the terms and conditions of the Equity Agreements.

3.    Benefits. Employee’s health insurance benefits shall cease on October 31, 2020, subject to Employee’s right to continue Employee’s health insurance under COBRA. Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options, and the accrual of bonuses, vacation, and paid time off, ceased as of the Termination Date.

4.    Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company and Parent have paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, shares, equity awards, vesting, and any and all other benefits and compensation due to Employee.

5.    Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company, Parent, and their respective current and former: officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, parents, subsidiaries, predecessor and successor corporations, and assigns (collectively, the “Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Employee signs this Agreement, including, without limitation:

a.    any and all claims relating to or arising from Employee’s employment relationship with the Company or Parent and the termination of his employment;

        b.    any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company or Parent, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.    any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;

d.    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Occupational Safety and Health Act, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, the National Labor Relations Act, the California Family Rights Act, the California Labor Code, the California Workers’ Compensation Act, and the California Fair Employment and Housing Act;

e.    any and all claims for violation of the federal or any state constitution;

f.    any and all claims arising under the laws of France;

g.    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

h.    any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

i.    any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law. Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with this Agreement, except as required by applicable law. This release does not extend to any right Employee may have to unemployment compensation benefits.

6.    Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 ("ADEA"), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Employee signs this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Agreement; (b) Employee has twenty-one (21) days within which to consider this Agreement; (c) Employee has seven (7) days following Employee’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that Employee has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

7.    California Civil Code Section 1542. Employee acknowledges that Employee has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Employee, being aware of said code section, agrees to expressly waive any rights Employee may have thereunder, as well as under any other statute or common law principles of similar effect.

8.    No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company, Parent, or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company, Parent, or any of the other Releasees.

9.    Application for Employment. Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company or Parent, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company or Parent.

10.    Trade Secrets and Confidential Information/Company Property/Insider Trading Policy.

a.    Trade Secrets and Confidential Information. Employee agrees at all times hereafter to hold in the strictest confidence, and not to use or disclose to any person or entity, any Confidential Information. Employee understands that “Confidential Information” means any non-public information, data, or know-how, and any trade secrets or proprietary information, pertaining to the Company or Parent that Employee acquired, obtained, or to which he had access by any means, directly or indirectly, in connection with or by virtue of his employment with the Company or Parent, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company or Parent on whom Employee has called or with whom Employee became acquainted during the term of Employee’s employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information. Employee acknowledges that Confidential Information also includes such information disclosed to the Company by a third-party during the period of Employee’s employment with the Company or Parent. Employee further understands that Confidential Information does not include any of the foregoing items that have become publicly known and made generally available through no wrongful act of Employee’s or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof. Employee hereby grants consent to notification by the Company or Parent to any new employer about Employee’s obligations under this Section. Employee represents that Employee has not to date misused or disclosed Confidential Information to any unauthorized party.

b.    Return of Company Property. Employee’s signature below constitutes Employee’s certification under penalty of perjury that Employee has returned all documents and other items provided to Employee by the Company or Parent, developed or obtained by Employee in connection with Employee’s employment with the Company or Parent, or otherwise belonging to the Company or Parent (with the exception of a copy of the Employee Handbook and personnel documents specifically relating to Employee).

c.    Insider Trading Policy. Employee acknowledges and agrees to continue to abide by the terms and conditions of Parent’s Insider Trading Policy in accordance with its terms.

11.    Invention Assignment.

a.    Inventions Defined. “Inventions” means inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, know-how, trademarks, and trade secrets, whether or not patentable or registrable under copyright or similar laws, that Employee solely or jointly authored, conceived, developed, or reduced to practice.

b.    Assignment of Inventions and Works Made for Hire. Employee hereby assigns to Company, or its designee, all of Employee’s right, title, and interest (including all related intellectual property rights) in all Inventions that Employee created during the period of time Employee was in the employ of the Company or Parent (including during off-duty hours) (“Company Inventions”). In addition, Employee acknowledges that all original works of authorship that were made by Employee (solely or jointly with others) within the scope of and during the period of Employee’s employment with Company or Parent and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act, and in accordance, the Company is considered the author of these works.

c.    Exception to Assignments. EMPLOYEE ACKNOWLEDGES AND UNDERSTANDS THAT THE PROVISIONS OF THIS AGREEMENT REQUIRING ASSIGNMENT OF INVENTIONS TO COMPANY DO NOT APPLY TO ANY INVENTION THAT QUALIFIES FULLY UNDER THE PROVISIONS OF CALIFORNIA LABOR CODE SECTION 2870. California Labor Code section 2870 provides: “(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or (2) Result from any work performed by the employee for the employer. (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”

d.    Outside Inventions.  Employee acknowledges that Employee has not incorporated any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by any third party into any Invention without the Company’s prior written permission. Employee acknowledges that Employee has informed the Company, in writing, before incorporating any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by Employee or in which Employee has an interest prior to, or separate from, Employee’s employment with the Company or Parent, including, without limitation, any such inventions that are subject to California Labor Code Section 2870 (“Outside Inventions”) into any Invention or otherwise utilizing any Outside Invention in the course of Employee’s employment with the Company or Parent; and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit any such incorporated or utilized Outside Inventions, without restriction, including, without limitation, as part of, or in connection with, such Invention, and to practice any method related thereto.

e.    Moral Rights. Any assignment to the Company of Company Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” or the like (collectively, “Moral Rights”). If Moral Rights cannot be assigned under applicable law, Employee hereby waives and agrees not to enforce any and all Moral Rights, including any limitation on subsequent modification, to the extent permitted under applicable law.

f.    Further Assurances. Employee will assist the Company, or its designee, at Company’s expense, in every proper way to secure and protect the Company’s rights in Company Inventions and any related copyrights, patents, mask work rights, or other intellectual property rights in any and all countries. Employee will disclose to Company all pertinent information and data. Employee will execute all applications, specifications, oaths, assignments, and all other instruments that Company deems necessary in order to apply for and obtain these rights and in order to deliver, assign, and convey to Company, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to Company Inventions, and any related copyrights, patents, mask work rights, or other intellectual property rights. Employee will testify in a suit or other proceeding relating to such Company Inventions and any rights relating thereto.

12.    No Cooperation. Subject to the Protected Activity provision, Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order or written request from an administrative agency or the legislature, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order or written request from an administrative agency or the legislature. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance.

13.    Protected Activity Not Prohibited. Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging in any Protected Activity. Protected Activity includes filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Employee understands that in connection with such Protected Activity, Employee is permitted to disclose documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company Confidential Information to any parties other than the Government Agencies. Employee further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in any other agreement between Employee and the Company or Parent regarding Employee’s right to engage in Protected Activity that conflicts with, or is contrary to, this Section is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

14.    Non-disparagement. Employee agrees to refrain from any disparagement, defamation, libel, or slander of the Company, Parent, and each of their respective officers, directors, and employees as of the Effective Date of this Agreement, and agrees to refrain from any tortious interference with the contracts and relationships of the Company, Parent, and the aforementioned individuals. The Company and Parent agree to refrain from any disparagement, defamation, libel, or slander of Employee, and agree to refrain from any tortious interference with Employee’s contracts and relationships. The foregoing obligation of the Company and Parent shall extend only to their respective officers and directors as of the Effective Date of this Agreement and only for so long as the individuals holding such positions continue to hold such positions with the Company or Parent. Employee shall direct any inquiries by potential future employers to the Company’s Chief Executive Officer.

15.    Breach. In addition to the rights provided in the “Attorneys’ Fees” Section below, Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA shall entitle the Company and Parent immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, except as provided by law.

16.    No Admission of Liability. Employee understands and acknowledges that with respect to all claims released herein, this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee unless such claims were explicitly not released by the release in this Agreement. No action taken by the Company or Parent, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company or Parent of any fault or liability whatsoever to Employee or to any third party.

17.    Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

18.    ARBITRATION. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR PARENT OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. EMPLOYEE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EMPLOYEE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY. ANY ARBITRATION WILL OCCUR IN SAN MATEO COUNTY, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH

PARTY SHALL SEPARATELY PAY FOR ITS/HIS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT ANY PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT IN THIS SECTION SHALL GOVERN.

19.    Tax Consequences. The Company and Parent make no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on Employee’s behalf under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company or Parent and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company or Parent for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company or Parent by reason of any such claims, including attorneys’ fees and costs. The Parties agree and acknowledge that the payments made pursuant to Section 1 of this Agreement are not related to sexual harassment or sexual abuse and not intended to fall within the scope of 26 U.S.C. Section 162(q).

20.    Section 409A. It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A, in all cases, so that none of the payments or benefits will be subject to the additional tax imposed under Section 409A. The Parties agree that Employee’s termination of employment on the Termination Date constitutes a “separation from service” within the meaning of Section 409A.  The Parties further acknowledge that Employee is a “specified employee” within the meaning of Section 409A, and therefore the payment of the Deferred Payments will be delayed to the extent necessary to avoid the imposition of the additional tax imposed under Section 409A, which means that the Employee will receive payment on the date that is six months and one day following the Employee separation from service, or, if earlier, the Employee’s death (such date, the “Delayed Payment Date”).  All subsequent Deferred Payments, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit.  The Company reserves the right to amend the Agreement as it considers necessary or advisable, in its sole discretion and without the consent of the Employee or any other individual, to comply with any provision required to avoid the imposition of the additional tax imposed under Section 409A or to otherwise avoid income recognition under Section 409A prior to the actual payment of any benefits or imposition of any additional tax.  Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.  In no event will the

Releasees reimburse Employee for any taxes that may be imposed on Employee as a result of Section 409A. “Deferred Payments” means any severance pay or benefits to be paid or provided to the Employee (or the Employee’s estate or beneficiaries) pursuant to this Agreement and any other severance payments or separation benefits to be paid or provided to the Employee (or the Employee’s estate or beneficiaries), that in each case, when considered together, are considered deferred compensation under Section 409A.

21.    Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Parent represents and warrants that the undersigned has the authority to act on behalf of Parent and to bind Parent and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

22.    Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

23.    Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that any Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

24.    Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and/or Parent and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and Parent and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company and Parent, with the exception of the Equity Agreements and the Insider Trading Policy. Provided, however, that nothing in this Agreement shall alter Employee’s indemnification and advancement rights granted by the Company or Parent pursuant to any indemnification agreement that Employee previously entered into with the Company or Parent.

25.    No Oral Modification. This Agreement may only be amended in a writing signed by Employee and an authorized officer of the Company and Parent.

26.    Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the arbitration Section of this Agreement shall be governed by the FAA. Employee consents to personal and exclusive jurisdiction and venue in the State of California for any claims or actions arising out of or relating to this Agreement or to Employee’s employment with the Company or Parent.

27.    Effective Date. Employee understands that he may not sign this Agreement prior to the Termination Date, and that this Agreement shall be null and void if not executed by Employee within twenty-one (21) days. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by any Party before that date (the “Effective Date”).

28.    Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.  The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

29.    Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily and without any duress or undue influence on the part or behalf of the Company, Parent, or any third party, with the full intent of releasing all of Employee’s claims against the Company, Parent, and any of the other Releasees. Employee acknowledges that:

(a)    Employee has read this Agreement;

(b)    Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel;

(c)    Employee understands the terms and consequences of this Agreement and of the releases it contains;

(d)    Employee is fully aware of the legal and binding effect of this Agreement; and

(e)    Employee has not relied upon any representations or statements made by the Company or Parent that are not specifically set forth in this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

LAURENT BRIDE, an individual

Dated: 02-Oct-2020,	/s/ Laurent Bride
Laurent Bride

TALEND, INC.

Dated: 02-Oct-2020,	By /s/ Christal Bemont
Christal Bemont
Chief Executive Officer

TALEND S.A.

Dated: 02-Oct-2020,	By /s/ Christal Bemont
Christal Bemont
Chief Executive Officer

[Signature Page to Separation Agreement and Release]